SCHEDULE 14A
(RULE 14a-101)
Information Required in Proxy Statement

Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Filed by Party other than the Registrant    ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Material

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Soliciting Material Pursuant to Rule 14a-12

WhiteHorse Finance, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)
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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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WHITEHORSE FINANCE, INC.
1450 Brickell Avenue, 31st Floor
Miami, Florida 33131
June 18, 2018
Dear Stockholder:
You are cordially invited to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of WhiteHorse Finance, Inc. (the “Company”) to be held on August 1, 2018 at 12:00 p.m., Eastern Time, at the offices of Dechert LLP, located at 1095 Avenue of the Americas, 28th Floor, New York, New York 10036.
The Notice of Annual Meeting of Stockholders and the proxy statement, which are accessible on the Internet or by request, provide an outline of the business to be conducted at the Annual Meeting. At the Annual Meeting, you will be asked to: (1) elect two directors of the Company, (2) ratify the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and (3) approve of the Company immediately becoming subject to a minimum asset coverage ratio under the Small Business Credit Availability Act of at least 150%, permitting the Company to double its amount of debt incurrence earlier than the current effective date of May 3, 2019. I will also report on the Company’s progress during the past year and respond to stockholders’ questions.
It is very important that your shares be represented at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, I urge you to follow the instructions on the Notice of Internet Availability of Proxy Materials to vote your proxy on the Internet. We encourage you to vote via the Internet, if possible, as it saves the Company significant time and processing costs. On the Notice of Internet Availability of Proxy Materials, you also will find instructions on how to request a hard copy of the proxy statement and proxy card free of charge, and you may vote your proxy by returning a proxy card to us after you request the hard copy materials. Your vote and participation in the governance of the Company are very important to us.
Sincerely yours,

Stuart Aronson Chief Executive Officer
This is an important meeting. To ensure proper representation at the meeting, please follow the instructions on the Notice of Internet Availability of Proxy Materials to vote your proxy via the Internet or request, complete, sign, date and return a proxy card. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person if you wish to change your vote.

WHITEHORSE FINANCE, INC.
1450 Brickell Avenue, 31st Floor
Miami, Florida 33131
(305) 381-6999
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 1, 2018
Notice is hereby given to the owners of shares of common stock (the “Stockholders”) of WhiteHorse Finance, Inc. (the “Company”) that:
The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company will be held at the offices of Dechert LLP, located at 1095 Avenue of the Americas, 28th Floor, New York, New York 10036, on August 1, 2018 at 12:00 p.m., Eastern Time, for the following purposes:
1.
To elect two Class III directors of the Company who will serve until the 2021 annual meeting of Stockholders or until their successors are duly elected and qualify;

2.
To ratify the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2018; and

3.
To approve of the Company immediately becoming subject to a minimum asset coverage ratio under the Small Business Credit Availability Act of at least 150%, permitting the Company to double its amount of debt incurrence earlier than the current effective date of May 3, 2019.

You have the right to receive notice of, and to vote at, the Annual Meeting if you were a Stockholder of record at the close of business on June 6, 2018. We are furnishing proxy materials to our Stockholders of record on the Internet, rather than mailing printed copies of those materials to each such Stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request them. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials, and vote your proxy, on the Internet.
Your vote is extremely important to us. If you are unable to attend the Annual Meeting, we encourage you to vote your proxy on the Internet by following the instructions provided on the Notice of Internet Availability of Proxy Materials. You may also request from us, free of charge, hard copies of the proxy statement and a proxy card by following the instructions on the Notice of Internet Availability of Proxy Materials. In the event there are not sufficient votes for a quorum or to approve the proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.
THE BOARD OF DIRECTORS, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS.
By Order of the Board of Directors,

Richard Siegel Secretary
Miami, Florida June 18, 2018
This is an important meeting. To ensure proper representation at the Annual Meeting, please follow the instructions on the Notice of Internet Availability of Proxy Materials to vote your proxy via the Internet or request, complete, sign, date and return a proxy card. Even if you vote your shares prior to the Annual Meeting, you still may attend the Annual Meeting and vote your shares in person if you wish to change your vote.

WHITEHORSE FINANCE, INC.
1450 Brickell Avenue, 31st Floor
Miami, Florida 33131 (305) 381-6999
PROXY STATEMENT
For
2018 Annual Meeting of Stockholders
To Be Held on August 1, 2018
This document will give you the information you need to vote on the matters listed on the accompanying Notice of Annual Meeting of Stockholders (“Notice of Annual Meeting”). Much of the information in this proxy statement (“Proxy Statement”) is required under rules of the Securities and Exchange Commission (“SEC”), and some of it is technical in nature. If there is anything you do not understand, please contact us at (305) 381-6999.
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of WhiteHorse Finance, Inc. (the “Company,” “WhiteHorse Finance,” “we,” “us” or “our”) for use at our 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, August 1, 2018 at 12:00 p.m., Eastern Time, at the offices of Dechert LLP, located at 1095 Avenue of the Americas, 28th Floor, New York, New York 10036, and at any postponements or adjournments thereof. This Proxy Statement and the Company’s annual report on Form 10-K (the “Annual Report”) for the fiscal year ended December 31, 2017 are being provided to stockholders (“Stockholders”) of the Company of record as of June 6, 2018 (the “Record Date”) via the Internet on or about June 18, 2018. In addition, a Notice of Annual Meeting and a Notice of Internet Availability of Proxy Materials are being sent to Stockholders of record as of the Record Date.
We encourage you to vote your shares, either by voting in person at the Annual Meeting or by voting by proxy, which means that you authorize someone else to vote your shares. Shares represented by duly executed proxies will be voted in accordance with your instructions. If you execute a proxy without specifying your voting instructions, your shares will be voted in accordance with the Board’s recommendation. If any other business is brought before the Annual Meeting, your shares will be voted at the Board’s discretion unless you specifically state otherwise on your proxy.
You may revoke a proxy at any time before it is exercised by notifying the Company’s Secretary in writing, by submitting a properly executed, later-dated proxy or by voting in person at the Annual Meeting. Any Stockholder entitled to vote at the Annual Meeting may attend the Annual Meeting and vote in person, whether or not he or she has previously voted his or her shares via proxy or wishes to change a previous vote.
You will be eligible to vote your shares electronically via the Internet, by telephone or by mail by following the instructions on the Notice of Internet Availability of Proxy Materials.
Purpose of Annual Meeting
At the Annual Meeting, you will be asked to vote on the following proposals (the “Proposals”):
1.
To elect two Class III directors of the Company who will serve until the 2021 annual meeting of Stockholders or until their successors are duly elected and qualify (“Proposal 1”);

2.
To ratify the selection of Crowe Horwath LLP (“Crowe”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (“Proposal 2”); and

3.
To approve of the Company immediately becoming subject to a minimum asset coverage ratio under the Small Business Credit Availability Act (the “SBCAA”) of at least 150%, permitting the Company to double its amount of debt incurrence earlier than the current effective date of May 3, 2019 (“Proposal 3”).

Voting Securities
You may vote your shares at the Annual Meeting only if you were a Stockholder of record at the close of business on the Record Date. There were 20,531,948 shares of common stock, par value $0.001 per share (“Common Stock”) outstanding on the Record Date. Each share of Common Stock is entitled to one vote.

Quorum Required
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding which are entitled to vote on the Record Date will constitute a quorum. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum for transacting business at the Annual Meeting. Shares held by a broker or other nominee for which the nominee has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on non-routine proposals are considered “broker non-votes” with respect to such proposals. However, because Proposal 2 is a routine matter, broker non-votes will be treated as shares that are present for quorum purposes at the Annual Meeting. Therefore, a broker non-vote will make a quorum more readily attainable.
Votes Required
Election of Directors
The election of a director requires the affirmative vote of a majority of the votes cast by Stockholders at the Annual Meeting in person or by proxy and entitled to vote. Stockholders may not cumulate their votes. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this Proposal.
Ratification of Selection of Independent Registered Public Accounting Firm
The ratification of the selection of Crowe requires the affirmative vote of a majority of the votes cast by Stockholders at the Annual Meeting in person or by proxy and entitled to vote. Stockholders may not cumulate their votes. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this Proposal.
Approval of the Company Immediately Becoming Subject to a Minimum Asset Coverage Ratio under the SBCAA of At Least 150%, Permitting the Company to Double Its Amount of Debt Incurrence Earlier than the Current Effective Date of May 3, 2019
Approval of the Company immediately becoming subject to a minimum asset coverage ratio under the SBCAA of at least 150%, permitting the Company to double its amount of debt incurrence earlier than the current effective date of May 3, 2019, requires the affirmative vote of a majority of the votes cast by stockholders at the Annual Meeting in person or by proxy and entitled to vote. Stockholders may not cumulate their votes. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this Proposal.
Broker Non-Votes
Broker non-votes are described as votes cast by a broker or other nominee on behalf of a beneficial holder who does not provide explicit voting instructions to such broker or nominee and who does not attend the Annual Meeting. Proposal 1, the election of two Class III directors, and Proposal 3, the approval of the Company immediately becoming subject to a minimum asset coverage ratio under the SBCAA of at least 150%, are non-routine matters. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 1 or Proposal 3. Therefore, if you do not give your broker or nominee specific instructions on how to vote for you or you do not vote for yourself via the Internet by returning a proxy card or by other arrangement with your broker or nominee, then your shares will have no effect on Proposal 1 or Proposal 3.
Proposal 2, the ratification of the selection of Crowe to serve as the Company’s independent registered public accounting firm, is a routine matter. As a result, if you beneficially own your shares and you do not provide your broker or nominee with proxy instructions, either by voting in accordance with the voting instructions on the proxy card, by returning a proxy card or by other arrangement with your broker or nominee, then your broker or nominee will be able to vote your shares for you on Proposal 2.

Adjournment and Additional Solicitation
If there are not enough votes to establish a quorum or to approve the Proposals at the Annual Meeting, then either the presiding officer of the Annual Meeting or the Stockholders who are represented in person or by proxy may vote to adjourn the Annual Meeting to permit further solicitation of proxies. Marco Collazos and Edward J. Giordano are the persons named as proxies for the Company and will vote proxies held by them for an adjournment, to permit the further solicitation of proxies for purposes of establishing a quorum.
A Stockholder vote may be taken on any of the Proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such Proposal.
Information Regarding This Solicitation
The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing and posting this Proxy Statement and the Annual Report to the Internet and the cost of mailing the Notice of Annual Meeting, the Notice of Internet Availability of Proxy Materials and any requested proxy materials to Stockholders. The Company intends to use the services of Broadridge Financial Solutions, Inc., a leading provider of investor communications solutions, to aid in the distribution and collection of proxy votes. The Company expects to pay market rates for such services. The Company reimburses brokers, trustees, fiduciaries and other institutions for their reasonable expenses in forwarding proxy materials to the beneficial owners and soliciting them to execute proxies.
In addition to the solicitation of proxies by use of the Internet, proxies may be solicited in person and/or by telephone, mail or facsimile transmission by directors or officers of the Company, officers or employees of H.I.G. WhiteHorse Advisers, LLC, the Company’s investment adviser (“WhiteHorse Advisers”), H.I.G. WhiteHorse Administration, LLC, the Company’s administrator (“WhiteHorse Administration”), and/or by a retained solicitor. No additional compensation will be paid to such directors, officers or regular employees for such services. If the Company retains a solicitor, the Company has estimated that it would pay approximately $20,000 for such services. If the Company engages a solicitor, you could be contacted by telephone on behalf of the Company and urged to vote. The solicitor will not attempt to influence how you vote your shares, but only ask that you take the time to cast a vote. You may also be asked if you would like to vote over the telephone and to have your vote transmitted to our proxy tabulation firm. The address of each of WhiteHorse Advisers and WhiteHorse Administration is 1450  Brickell Avenue, 31st Floor, Miami, Florida 33131.
Stockholders may provide their voting instructions through the Internet, by telephone or by mail by following the instructions on the Notice of Internet Availability of Proxy Materials. These options require Stockholders to input the control number, which is provided with the Notice of Internet Availability of Proxy Materials. If you vote using the Internet, after visiting www.proxyvote.com and inputting your control number, you will be prompted to provide your voting instructions. Stockholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their Internet link. Stockholders that vote via the Internet, in addition to confirming their voting instructions prior to submission, will, upon request, receive an e-mail confirming their instructions.
If a Stockholder wishes to participate in the Annual Meeting but does not wish to give a proxy by the Internet, the Stockholder may attend the Annual Meeting in person or request and submit a proxy card by following the instructions on the Notice of Internet Availability of Proxy Materials.
Any proxy authorized pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. A revocation may be effected by resubmitting voting instructions via the Internet voting site, by telephone, by obtaining and properly completing another proxy card that is dated later than the original proxy card and returning it, by mail, in time to be received before the Annual Meeting, by attending the Annual Meeting and voting in person, or by a notice, provided in writing and signed by the Stockholder, delivered to the Company’s Secretary on any business day before the date of the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management
As of the Record Date, to our knowledge, there are no persons who would be deemed to “control” us, as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
Our directors include three interested directors and four independent directors. An interested director is an “interested person” of the Company, as defined in the 1940 Act, and independent directors are all other directors (the “Independent Directors”). Messrs. Kevin F. Burke, Rick P. Frier, Rick D. Puckett, and G. Stacy Smith qualify as Independent Directors.
The following table sets forth, as of June 15, 2018, certain ownership information with respect to our Common Stock for those persons who directly or indirectly own, control or hold with the power to vote, five percent or more of our outstanding Common Stock and all officers and directors, individually and as a group. As of June 15, 2018, there were 20,531,948 shares of Common Stock outstanding.
	Type of Ownership	Percentage of Common Stock outstanding
Name and Address		Shares Owned	Percentage
H.I.G. Bayside Debt & LBO Fund II, L.P.(1)	Beneficial	6,337,976	30.9%
H.I.G. Bayside Loan Opportunity Fund II, L.P.(1)	Beneficial	5,164,646	25.2%
Hamilton Lane Advisors, L.L.C.(2)	Beneficial	1,174,562	5.7%
Stuart Aronson(3)	Beneficial	14,000	*
John Bolduc(3)(4)	Beneficial	191,975	*
Jay Carvell(3)	Beneficial	15,629	*
Sami Mnaymneh(5)(6)	Beneficial	11,761,988	57.3%
Anthony Tamer(5)(7)	Beneficial	11,752,422	57.2%
Kevin F. Burke(3)	Beneficial	—	*
Rick P. Frier(3)	Beneficial	—	*
Rick D. Puckett(3)(8)	Beneficial	18,912	*
G. Stacy Smith(3)	Beneficial	12,000	*
Marco Collazos(3)	Beneficial	—	*
Edward J. Giordano(3)	Beneficial	—	*
All officers and directors as a group (9 persons)	Beneficial	252,516	1.2%

*
Represents less than 1.0%.

(1)
The address of H.I.G. Bayside Debt & LBO Fund II, L.P. and H.I.G. Bayside Loan Opportunity Fund II, L.P., each a Delaware limited partnership, is 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131. The number of shares of Common Stock shown in the above table as being owned by the named entities reflect the fact that they collectively may be viewed as having investment power over 11,502,622 shares of our Common Stock indirectly owned of record by such entities, although voting rights to such securities have been passed through to the respective limited partners. Each of H.I.G. Bayside Debt & LBO Fund II, L.P. and H.I.G. Bayside Loan Opportunity Fund II, L.P. disclaim beneficial ownership of such shares of Common Stock, except to the extent of their respective pecuniary interests therein.

(2)
The address for Hamilton Lane Advisors, L.L.C. is One Presidential Blvd., 4th Floor, Bala Cynwyd, Pennsylvania 19004. The number of shares beneficially owned is based on a Schedule 13G filed by Hamilton Lane Advisors, L.L.C. on February 14, 2018, which Schedule 13G reflects sole voting power over 731,654 shares by Hamilton Lane Advisors, L.L.C. and shared voting power over 442,908 shares by Hamilton Lane Advisors, L.L.C.

(3)
The address for each of our officers and directors is c/o WhiteHorse Finance, Inc., 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131.

(4)
Mr. Bolduc is the sole shareholder of the general partner of Bolduc Family L.P. The number of shares of Common Stock shown in the above table as being owned by Mr. Bolduc reflects the fact that, due to his control of Bolduc Family, L.P., Mr. Bolduc may be viewed as having investment power over 34,829 shares of Common Stock owned by such entity. Mr. Bolduc disclaims beneficial ownership of shares of Common Stock held by Bolduc Family, L.P., except to the extent of his direct pecuniary interest therein.

(5)
Messrs. Mnaymneh and Tamer are control persons of H.I.G.-GP II, Inc., which is the manager of the general partner of each of H.I.G. Bayside Debt & LBO Fund II, L.P. and H.I.G. Bayside Loan Opportunity Fund II, L.P. The number of shares of Common Stock shown in the above table as being owned by each named individual reflects the fact that, due to their control of such entities, each may be viewed as having investment power over 11,502,622 shares of Common Stock indirectly owned by such entities, although voting rights to such securities have been passed through to the respective members and limited partners. Messrs. Mnaymneh and Tamer disclaim beneficial ownership of such shares of Common Stock except to the extent of their respective pecuniary interests therein. The address for each of Messrs. Mnaymneh and Tamer is c/o H.I.G. Capital, L.L.C., 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131.

(6)
Mr. Mnaymneh is the General Partner and Manager of Mnaymneh H.I.G. Management, L.P. The number of shares of Common Stock shown in the above table as being owned by Mr. Mnaymneh reflects the fact that, due to his control of Mnaymneh H.I.G. Management, L.P., Mr. Mnaymneh may be viewed as having investment power over 259,366 shares of Common Stock owned by such entity. Mr. Mnaymneh disclaims beneficial ownership of shares of Common Stock held by Mnaymneh H.I.G. Management, L.P., except to the extent of his direct pecuniary interest therein.

(7)
Mr. Tamer is the President of Tamer H.I.G. Management, L.P. The number of shares of Common Stock shown in the above table as being owned by Mr. Tamer reflects the fact that, due to his control of Tamer H.I.G. Management, L.P., Mr. Tamer may be viewed as having investment power over 244,346 shares of Common Stock owned by such entity. Mr. Tamer disclaims beneficial ownership of shares of Common Stock held by Tamer H.I.G. Management, L.P., except to the extent of his direct pecuniary interest therein.

(8)
Mr. Puckett is a member of the Jen and Rick Puckett Foundation. The number of shares of Common Stock shown in the above table as being owned by Mr. Puckett reflects the fact that, due to his control of the Jen and Rick Puckett Foundation, Mr. Puckett has shared voting and dispositive power over 18,912 shares of Common Stock owned by such entity.

Section 16(a) Beneficial Ownership Reporting Compliance
Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our directors and other executive officers, and any person holding more than 10% of our Common Stock, are required to report their beneficial ownership and any changes thereof to us and the SEC. Specific due dates for those reports have been established, and we are required to report in this Proxy Statement any failure to file such reports by those due dates. Based on our review of Forms 3, 4 and 5 filed by such persons and information provided to us, we believe that, during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to such persons were met in a timely manner.

Dollar Range of Securities Beneficially Owned by Directors
The following table sets forth the dollar range of our equity securities beneficially owned by each of our directors as of June 15, 2018. We are not part of a “family of investment companies,” as that term is defined in Schedule 14A.
Name of Director	Dollar Range of Equity Securities in WhiteHorse Finance(1)
Independent Directors
Kevin F. Burke	—
Rick P. Frier	—
Rick D. Puckett	Over $100,000
G. Stacy Smith	Over $100,000
Interested Directors
Stuart Aronson	Over $100,000
John Bolduc	Over $100,000
Jay Carvell	Over $100,000

(1)
Dollar ranges are as follows: None; $1 – $10,000; $10,001 – $50,000; $50,001 – $100,000; and over $100,000.

PROPOSAL 1: ELECTION OF DIRECTORS
In accordance with the Company’s bylaws, the Board currently has seven members. Directors are divided into three classes and are elected for staggered terms of three years each, with a term of office of one of the three classes of directors expiring each year. After this election, the terms of Class I, II and III will expire in 2019, 2020 and 2021, respectively. Each director will hold office for the term to which he is elected or until his successor is duly elected and qualifies.
A Stockholder can vote for or against, or abstain from voting with respect to, any nominee. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of the nominees named below. If a nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person as is nominated by the Board as a replacement. The Board has no reason to believe that the nominees below will be unable or unwilling to serve.
THE BOARD, INCLUDING EACH OF ITS INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.
Information about the Nominees and Directors
Certain information with respect to the Class III nominees for election at the Annual Meeting, as well as each of the other directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds and the year in which each person became a director of the Company. Each nominee for Class III director currently serves as a director of the Company.
Messrs. Bolduc and Puckett have each been nominated for election by the Board, including the Independent Directors, as a Class III director for a term expiring at the 2021 annual meeting of Stockholders or until his successor is duly elected and qualifies. Messrs. Bolduc and Puckett are not being proposed for election pursuant to any agreement or understanding by or between any of Mr. Bolduc or Mr. Puckett and any other person and the Company.

Nominees for Class III Directors
Name, Age and Address(1)	Position(s) Held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director or Nominee for Director During the Past Five Years(2)
Nominee for Independent Director
Rick D. Puckett (64)	Director, Chairman of the Audit Committee	Class III director since 2012; term expires 2021 (if re-elected)	Until his retirement in December 2017, Mr. Puckett served as Executive Vice President, Chief Financial Officer and Treasurer of Snyder’s-Lance, Inc., a food manufacturer since December 2010. Prior to holding this position, Mr. Puckett served as Executive Vice President, Chief Financial Officer and Treasurer of Lance, Inc.	Mr. Puckett currently serves on the board of directors of SPX Corporation, an industrial equipment and manufacturing company, to which he was elected in October 2015. Mr. Puckett also serves on the board of Driven Brands, Inc., an automotive aftermarket conglomerate.
Nominee for Interested Director
John Bolduc (53)(3)	Chairman of the Board	Class III director since 2012; term expires 2021 (if re-elected)	Mr. Bolduc serves as an Executive Managing Director of H.I.G. Capital, L.L.C. (“H.I.G. Capital”).	None

Class I and II Directors (continuing directors not up for re-election at the Annual Meeting)
Name, Age and Address(1)	Position(s) Held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director or Nominee for Director During the Past Five Years(2)
Independent Directors
Kevin F. Burke (64)	Director	Class I director since 2017; term expires 2019	Mr. Burke serves as a Senior Advisor to THL Credit Advisors LLC, an alternative credit investment manager for both direct lending and broadly syndicated investments through public and private vehicles, and to Churchill Asset Management LLC, a leading provider of senior and unitranche debt financing to middle market companies. Previously, from January 2016 until December 2016, Mr. Burke was a Senior Managing Director responsible for Loan Syndication, Sales and Trading at Antares Capital, a company specializing in acquisition finance for private equity firms. Prior to this position, from April 2003 until December 2015, Mr. Burke was a Senior Managing Director of GE Capital, a leading provider of debt financing to the U.S. sponsor middle market.	None
Rick P. Frier (56)	Director, Chairman of the Compensation Committee	Class II director since 2016; term expires 2020	Mr. Frier was Executive Vice President, Chief Financial Officer of Chiquita Brands International, Inc., a producer and distributor of produce, from April 2013 until January 2015. Before his position with Chiquita Brands, from March 2005 until October 2012, Mr. Frier served as the Executive Vice President and Chief Financial Officer of Catalina Marketing Corporation, a personalized digital media marketing firm.	Mr. Frier currently serves on the board of directors of Affinion Group, Inc., a company that provides loyalty program and customer engagement solutions for other businesses, to which he was elected in November 2015. He also serves as the Chairman of the board of directors of Exal Corporation, a producer of aluminum cans, to which he was elected in December 2016.

Name, Age and Address(1)	Position(s) Held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director or Nominee for Director During the Past Five Years(2)
G. Stacy Smith (50)	Director, Chairman of the Nominating and Corporate Governance Committee	Class I director since 2015; term expires 2019	Mr. Smith has served as a partner of each of Trinity Investment Group, an investment firm, and SCW Capital, LP, a hedge fund, since 2013. From 1997 through December 2012, Mr. Smith was a partner at Walker Smith Capital, a hedge fund.	Mr. Smith currently serves on the board of directors of Independent Bank Group, a bank holding company, to which he was elected in February 2013. He also serves on the board of directors of USD Partners LP, an energy-related logistics company, to which he was elected in October 2015.
Interested Director
Stuart Aronson (55)(4)	Chief Executive Officer and Director	Class II director since 2017; term expires 2020	Mr. Aronson serves as Group Head of the U.S. direct lending platform of H.I.G. Capital, a position he has held since February 2016. Prior to joining H.I.G. Capital, from July 1990 through December 2015 Mr. Aronson served as an officer of the General Electric Company and as the President and Chief Executive Officer of the U.S. Sponsor Finance business of GE Capital (“GSF”), a leading provider of debt financing to the U.S. sponsor middle market.	Mr. Aronson currently serves on the board of Kids in Crisis, a non-profit organization located in Greenwich, Connecticut.
Jay Carvell (52)(5)	Director	Class II director since 2012; term expires 2020	Mr. Carvell serves as a Managing Director at an investment adviser affiliated with H.I.G. Capital. Prior to joining H.I.G. Capital, Mr. Carvell was a partner at WhiteHorse Capital Partners, L.P.	None

(1)
The business address of each director is c/o WhiteHorse Finance, Inc., 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131.

(2)
No director otherwise serves as a director of any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the 1940 Act.

(3)
Mr. Bolduc is an interested director due to his position as an Executive Managing Director of H.I.G. Capital.

(4)
Mr. Aronson is an interested director due to his positions as an officer of the Company and as the Group Head of the U.S. direct lending platform of H.I.G. Capital.

(5)
Mr. Carvell is an interested director due to his position as a Managing Director of an investment adviser affiliated with H.I.G. Capital and his previous position as Chief Executive Officer of the Company until May 2016.

Corporate Governance
We believe that maintaining the highest standards of corporate governance is a crucial part of our business, and we are committed to having in place the necessary controls and procedures designed to ensure compliance with applicable laws, rules and regulations.
Director Independence
The NASDAQ Global Select Market (“NASDAQ”) corporate governance requirements require listed companies to have a board of directors with at least a majority of Independent Directors. Under NASDAQ corporate governance requirements, in order for a director to be deemed independent, our Board must determine that the individual does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his responsibilities. On an annual basis, each of our directors is required to complete an independence questionnaire designed to provide information to assist the Board in determining whether the director is independent under NASDAQ corporate governance requirements, the 1940 Act and our corporate governance guidelines. Our Board has determined that each of our directors, other than Messrs. Aronson, Bolduc and Carvell, is independent under the NASDAQ listing standards and the 1940 Act. Our corporate governance guidelines require any director who has previously been determined to be independent to inform the Chairman of the Board, the Chairman of the Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”) of the Company, once appointed, and the Secretary of any change in circumstance that may cause his status as an Independent Director to change. The Board limits membership on the Audit Committee (the “Audit Committee”) of the Company and the Nominating and Corporate Governance Committee to Independent Directors.
The Board’s Oversight Role in Management
The Board’s role in management of the Company is one of oversight. Oversight of the Company’s investment activities extends to oversight of the risk management processes employed by WhiteHorse Advisers as part of its day-to-day management of our investment activities. The Board reviews risk management processes at both regular and special Board meetings throughout the year, consulting with appropriate representatives of WhiteHorse Advisers as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. Stockholders should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of the Company’s investments.
The Board’s Composition and Leadership Structure
The 1940 Act requires that at least a majority of the Company’s directors not be “interested persons” (as defined in the 1940 Act) of the Company. Currently, four of the Company’s seven directors are Independent Directors (and are not “interested persons”). Mr. Aronson, the Group Head of the U.S. direct lending platform of H.I.G. Capital, serves as the Chief Executive Officer of the Company. Mr. Bolduc, an Executive Managing Director of H.I.G. Capital, and therefore an interested person of the Company, serves as Chairman of the Board. Our Board believes that it is in the best interests of our investors for Mr. Bolduc to lead the Board because of his familiarity with our portfolio companies, his broad experience with the day-to-day management and operation of other investment funds and his significant background in credit investing and in the financial services industry, as described below. The Board does not have a lead Independent Director. However, Mr. Puckett, the Chairman of the Audit Committee, is an Independent Director and acts as a liaison between the Independent Directors and management between meetings of the Board. Mr. Puckett is involved in the preparation of agendas for Board and committee meetings. The Board believes that its leadership structure is appropriate because the structure allocates areas of responsibility among the individual directors and the committees in a manner that enhances effective oversight. The Board also believes that its small size creates an efficient corporate governance structure that provides opportunity for direct communication and interaction between WhiteHorse Advisers and the Board.

Information About Each Director’s Experience, Qualifications, Attributes or Skills
Below is additional information about each director (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes and/or skills that each director possesses and which the Board believes has prepared each director to be an effective member of the Board. The Board believes that the significance of each director’s experience, qualifications, attributes and/or skills is an individual matter (meaning that experience or a factor that is important for one director may not have the same value for another) and that these factors are best evaluated at the Board level, with no single director, or particular factor, being indicative of Board effectiveness. However, the Board believes that directors need to have the ability to review, evaluate, question and discuss critical information provided to them and to interact effectively with Company management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties. The Board believes that its members satisfy this standard. Experience relevant to having this ability may be achieved through a director’s professional experience, education and/or other personal experiences. The Company’s counsel has significant experience advising funds and fund board members. The Board and its committees have the ability to engage other experts as appropriate. The Board evaluates its performance on an annual basis.
The Board believes that, collectively, the directors have balanced and diverse experience, qualifications, attributes and skills, which allow the Board to operate effectively in governing the Company and protecting the interests of its Stockholders. Below is a description of the various experiences, qualifications, attributes and/or skills with respect to each director considered by the Board.
Interested Directors
Stuart Aronson:   Mr. Aronson has served as our Chief Executive Officer since May 2016 and has served as a director since May 2017. Mr. Aronson also currently serves as Group Head of the U.S. direct lending platform of H.I.G. Capital, a position he has held since February 2016. In this position, Mr. Aronson is responsible for building the debt solutions offered by H.I.G. Capital to non-sponsor and sponsor borrowers in the U.S. middle market. Prior to joining H.I.G. Capital, from July 1990 through December 2015 Mr. Aronson served as an officer of the General Electric Company and as the President and Chief Executive Officer of GSF. Mr. Aronson also served during this period on the board of directors of Peacock Equity Partners, a mid-to-late stage venture capital fund organized as a joint venture between GE Capital and NBC Universal. Prior to joining GSF, Mr. Aronson led the commercial and industrial platform of GE Structured Finance (Americas), Inc., which provided structured debt and equity solutions to borrowers in the United States, Europe and Asia. Before that, he held several positions with GE Capital Markets Group, Inc., including serving as leader of domestic product execution, including syndications, private placements, securitization and trade finance. Mr. Aronson began his career in the syndications group of Chemical Banking Corporation. He also currently serves on the Board of Kids in Crisis in Greenwich, Connecticut. Mr. Aronson graduated cum laude from Tufts University and received an M.B.A. with honors from Columbia Business School.
Mr. Aronson’s expertise in sponsored lending and his experience as our Chief Executive Officer and Group Head of the U.S. direct lending platform of H.I.G. Capital are among the attributes that led to the conclusion that Mr. Aronson should serve on the Board.
John Bolduc:   Mr. Bolduc has been Chairman of our Board since 2012. Mr. Bolduc is an Executive Managing Director of H.I.G. Capital, having joined the firm in 1993. Mr. Bolduc is responsible for leading H.I.G. Capital’s credit platform, which manages approximately $10 billion of capital across multiple investment funds. He has more than 25 years of experience focused on credit investments, including primary loans and distressed debt, as well as private equity investments. Mr. Bolduc currently serves on the boards of directors of several privately held companies. Prior to joining H.I.G. Capital in 1993, Mr. Bolduc was at the management-consulting firm of Bain & Company, a leading worldwide management-consulting firm, where he directed domestic and international assignments for Fortune 500 clients. Prior to joining Bain & Company, Mr. Bolduc worked for three years as the Assistant to the President of Chemed Corporation (NYSE: CHE), a specialty chemical company. Mr. Bolduc is a graduate of Lehigh University with a B.S. degree in Computer Science and earned his M.B.A. from the University of Virginia’s Darden School of Business.

Mr. Bolduc was selected to serve as Chairman of our Board due, in part, to his familiarity with our portfolio companies, his broad experience with the day-to-day management and operation of other investment funds and his significant background investing in debt and working in the financial services industry.
Jay Carvell:   Mr. Carvell has served as a director since 2012. Mr. Carvell also serves as a Managing Director at an H.I.G. Capital-affiliated investment adviser. He is responsible for all aspects of our investment process, including sourcing, structuring and post-closing strategies, as well as portfolio management. Until May 2016, Mr. Carvell served as Chief Executive Officer of the Company. Prior to joining H.I.G. Capital, Mr. Carvell was a founding partner of WhiteHorse Capital Partners, L.P., a leading credit investor and manager of collateralized loan obligations. At WhiteHorse Capital Partners, L.P., Mr. Carvell co-managed portfolios of par and distressed loans across numerous industries and sectors through several market cycles. Mr. Carvell has over 16 years of experience in credit investment and management, including structuring and placement, trading and restructuring and reorganization. This experience branches across lower mid-cap, mid-cap and broadly syndicated investments. Before founding WhiteHorse Capital Partners, L.P. in 2003, Mr. Carvell held various positions with Highland Capital Management, L.P. and PricewaterhouseCoopers LLP. Mr. Carvell earned both a B.A. and an M.B.A. from the University of Texas at Austin and holds the Chartered Financial Analyst designation.
Mr. Carvell was selected to serve as a director on our Board due to his experience investing in credit instruments and managing WhiteHorse Capital Partners, L.P. Mr. Carvell’s experience building WhiteHorse Capital Partners, L.P. brings expertise in developing a successful credit investment firm to the Board.
Independent Directors
Kevin F. Burke: Mr. Burke has served as a director since May 2017. He currently serves as a Senior Advisor to THL Credit Advisors LLC, an alternative credit investment manager for both direct lending and broadly syndicated investments through public and private vehicles, and to Churchill Asset Management LLC, a leading provider of senior and unitranche debt financing to middle market companies. From January 2016 until December 2016, Mr. Burke served as Senior Managing Director of the loan syndication sales and trading department of Antares Capital, a company specializing in acquisition finance for private equity firms. Prior to this position, from April 2003 until December 2015, Mr. Burke was a Senior Managing Director of GE Capital, a leading provider of debt financing to the U.S. sponsor middle market. Mr. Burke received a Bachelor of Arts in History from Harvard University in 1976.
Mr. Burke’s experience as a senior managing director and his debt financing expertise is among the attributes that led to the conclusion that Mr. Burke should serve on the Board.
Rick P. Frier: Mr. Frier has served as a director since August 2016. He currently serves on the board of directors of Affinion Group, Inc., where he is the Chairman of the Audit Committee, to which he was elected in November 2015. He is currently the Chairman of the Board for Exal Corporation, to which he was elected in December 2016. Mr. Frier also served as a director of Shearer’s Food Inc. from August 2017 until February 2018. Prior to these positions, from April 2013 until January 2015 Mr. Frier was the Executive Vice President and Chief Financial Officer of Chiquita Brands International, Inc. Before his position with Chiquita Brands, from March 2005 until October 2012, Mr. Frier served as the Executive Vice President, Chief Financial Officer and director of Catalina Marketing Corporation. Mr. Frier received a Bachelor of Science in Business Administration from the University of Southern California, and an M.B.A. from the Claremont Graduate University.
Mr. Frier’s experience as a board member and chief financial officer of several companies are among the attributes that led to the conclusion that Mr. Frier should serve on the Board.
Rick D. Puckett:   Mr. Puckett has served as a director since 2012. Until his retirement in 2017, Rick D. Puckett was Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Snyder’s-Lance Inc., Charlotte, NC. In these positions, he led all Finance, Information Technology, Investor Relations, Risk Management, Corporate Relations and Treasury functions and supported the company’s achievement of strategic initiatives in supply chain management and sales efficiency improvements. Prior to Snyder’s-Lance, Mr. Puckett was Executive Vice President, Chief Financial Officer and Treasurer for United Natural Foods, Inc. Mr. Puckett is a Certified Public Accountant and received his degree in Accounting and his M.B.A. from the University of Kentucky. He is a director of SPX Corporation (NYSE:SPXC), a public company where he is the Chairman of the Audit Committee and serves on the Compensation and Governance Committees. He is also a director of Driven Brands, Inc., a privately held company. He is a member of the Board of Advisors for Wake Forest University Charlotte and previously served on the Board of the NACD of Charlotte, National Association of Corporate Directors.
Mr. Puckett’s experience as Executive Vice President and Chief Financial Officer at a public company and his training as a Certified Public Accountant are among the attributes that led to the conclusion that Mr. Puckett should serve on the Board.
G. Stacy Smith:   Mr. Smith has served as a director since 2015. Mr. Smith currently serves on the board of directors of Independent Bank Group, a bank holding company, to which he was elected in February 2013. He also currently serves on the board of directors of USD Partners LP, an energy-related logistics company, to which he was elected in October 2015. Mr. Smith co-founded in February 2013 and remains a partner of Trinity Investment Group, a firm which invests in private equity transactions, public equity securities and other assets. Since 2013, he has also served as a partner of SCW Capital, LP, a hedge fund. In 1997, Mr. Smith co-founded Walker Smith Capital, a Dallas-based small- and mid-cap equity hedge fund, where he was a partner and served as a portfolio manager until December 2012. Mr. Smith received a Bachelor of Business Administration in Finance and Accounting from the University of Texas at Austin in 1990.
Mr. Smith’s experience as a board member, partner for several investment companies and manager for a hedge fund are among the attributes that led to the conclusion that Mr. Smith should serve on the Board.
Committees of the Board
Our Board has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee (the “Compensation Committee”). For the fiscal year ended December 31, 2017, our Board held six meetings, the Audit Committee held four meetings and the Compensation Committee and the Nominating and Corporate Governance Committee held three joint meetings. With the exception of John Bolduc, who attended four of the six meetings of the Board (including each of quarterly in-person meetings) during the fiscal year ended December 31, 2017, all directors attended at least 75% of the aggregate number of meetings of the Board and of the respective committees on which they served that were held while they were members of the Board. The Company requires each director to make a diligent effort to attend all Board and committee meetings and encourages directors to attend the annual meetings of Stockholders. Each of the then-serving directors attended the 2017 annual meeting of Stockholders.
Audit Committee
The members of the Audit Committee are Messrs. Burke, Frier, Puckett and Smith, each of whom is independent for purposes of the 1940 Act and the NASDAQ corporate governance regulations. Mr. Puckett serves as Chairman of the Audit Committee. The Audit Committee is responsible for pre-approving the engagement of the independent accountants to render audit and/or permissible non-audit services, approving the terms of compensation of such independent accountants, reviewing with our independent accountants the plans and results of the audit engagement, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. The Audit Committee is also responsible for aiding our Board in fair value pricing debt and equity securities that are not publicly-traded or for which current market values are not readily available. The Board and Audit Committee use the services of one or more independent valuation firms to help them determine the fair value of these securities. Our Board has determined that Mr. Puckett is an “audit committee financial expert,” as defined under Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). In addition, each member of our Audit Committee meets the current independence and experience requirements of Rule 10A-3 under the Exchange Act. The Audit Committee has adopted a written charter that is available on our website at www.whitehorsefinance.com.
Nominating and Corporate Governance Committee
The members of the Nominating and Corporate Governance Committee are Messrs. Burke, Frier, Puckett and Smith, each of whom is independent for purposes of the 1940 Act and the NASDAQ corporate governance regulations. Mr. Smith serves as the Chairman of the Nominating and Corporate Governance

Committee. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating directors for election by our Stockholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management. The Nominating and Corporate Governance Committee has adopted a written charter that is available on our website at www.whitehorsefinance.com.
The Nominating and Corporate Governance Committee considers Stockholders’ recommendations for possible nominees for election as directors when such recommendations are submitted in accordance with our bylaws, the Nominating and Corporate Governance Committee charter and any applicable law, rule or regulation regarding director nomination. Our bylaws provide that a Stockholder who wishes to nominate a person for election as a director at a meeting of Stockholders must deliver written notice to our Secretary, Richard Siegel, c/o WhiteHorse Finance, Inc., 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act and certain other information set forth in our bylaws, including the following information for each director nominee: full name, age and address; principal occupation during the past five years; directorships on publicly held companies and investment companies during the past five years; number of shares of our Common Stock owned, if any; and a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the Stockholders. In order to be eligible to be a nominee for election as a director by a Stockholder, such potential nominee must deliver to our Secretary a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on the Board and would be in compliance with all of our publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.
Criteria considered by the Nominating and Corporate Governance Committee in evaluating the qualifications of individuals for election as members of the Board include compliance with the independence and other applicable requirements of the NASDAQ corporate governance requirements, the 1940 Act and the SEC, and all other applicable laws, rules, regulations and listing standards, the criteria, policies and principles set forth in the Nominating and Corporate Governance Committee charter and the ability to contribute to the effective management of the Company, taking into account its needs and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which the Company operates. The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying individuals for election as members of the Board, but the Nominating and Corporate Governance Committee will consider such factors as it may deem are in the best interests of the Company and its Stockholders. Such factors may include the individual’s professional experience, education, skills and other individual qualities or attributes, including gender, race or national origin.
Compensation Committee
We established a Compensation Committee in May 2014. The members of our Compensation Committee are Messrs. Burke, Frier, Puckett and Smith, each of whom meets the independence standards established by the SEC and the NASDAQ corporate governance regulations. Mr. Frier serves as Chairman of the Compensation Committee. The Compensation Committee is responsible for determining, or recommending to the Board for determination, the compensation, if any, of our Independent Directors, our chief executive officer and all of our other executive officers. Currently none of our executive officers is compensated by us and, as a result, the Compensation Committee does not produce and/or review a report on executive compensation practices. The Compensation Committee also has the authority to engage compensation consultants following consideration of certain factors related to such consultants’ independence. The Compensation Committee has adopted a written charter that is available on our website at www.whitehorsefinance.com.

Communication with the Board
Stockholders with questions about the Company are encouraged to contact the Company’s Investor Relations Department, located at 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131, or by calling us collect at (305) 381-6999 or by visiting our website at www.whitehorsefinance.com. However, if Stockholders believe that their questions have not been addressed, they may communicate with the Board by sending their communications to Richard Siegel, Secretary, c/o WhiteHorse Finance, Inc., 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131. All Stockholder communications received in this manner will be delivered to one or more members of the Board.
Information about the Officers Who Are Not Directors
Set forth below is certain information regarding our officers who are not directors.
Name	Age	Position
Edward J. Giordano	47	Interim Chief Financial Officer
Marco Collazos	42	Chief Compliance Officer
The address for each officer is c/o WhiteHorse Finance, Inc., 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131. Each officer holds office until his successor is chosen and qualifies or until his earlier resignation or removal.
Edward J. Giordano:   Mr. Giordano has served as our interim Chief Financial Officer since August 2016. He also serves as Chief Financial Officer of H.I.G. Capital’s $10 billion Credit Platform, where he is responsible for the financial reporting and operations oversight for all of H.I.G.’s credit funds. Mr. Giordano has more than 12 years of experience focused on overseeing the finance functions of credit funds. Prior to joining H.I.G. Capital in 2013, Mr. Giordano was a Managing Director and Chief Accounting Officer of Black Diamond Capital Management, or BDCM, where he was responsible for the firm’s finance and operation groups overseeing all finance, accounting, tax and operational activities for BDCM and its affiliates. Previously, he was a Senior Manager in Ernst & Young’s and Arthur Andersen’s Transaction Advisory Services practices where he led teams providing financial, tax and human capital due diligence services to large private equity and strategic buyers. Prior to this, Mr. Giordano was a Senior Manager in Arthur Andersen’s audit practice where he was responsible for the audit process for regulated investment companies and companies in various other industries. Mr. Giordano earned his B.S. in Accounting from Villanova University.
Marco Collazos:   Mr. Collazos has served as our Chief Compliance Officer since November 2014. Mr. Collazos also currently serves as Director of Compliance for H.I.G. Capital, a position he has held since May 2013. Prior to joining H.I.G. Capital, Mr. Collazos served as Chief Compliance Officer in the Americas for EFG International from March 2011 until April 2013. Mr. Collazos previously worked as a Principal Consultant with ACA Compliance Group (a regulatory and compliance consulting firm), as well as a Compliance Examiner for several years with the SEC and with the Federal Reserve Bank of Atlanta. Mr. Collazos received a B.S. from the University of Central Florida and an M.B.A. from the University of Notre Dame.
Code of Conduct and Joint Code of Ethics
We expect each of our officers and directors, as well as any person affiliated with our operations, to act in accordance with the highest standards of personal and professional integrity at all times and to comply with the Company’s policies and procedures and all laws, rules and regulations of any applicable international, federal, provincial, state or local government. To this effect, the Company has adopted a Code of Conduct (the “Code of Conduct”), which is posted on the Company’s website at www.whitehorsefinance.com. The Code of Conduct applies to the Company’s directors, executive officers, officers and their respective staffs. We and WhiteHorse Advisers have each adopted and maintain a code of ethics pursuant to Rule 17j-1 of the 1940 Act. Our code of ethics, which we maintain with WhiteHorse Advisers (the “Joint Code of Ethics”), establishes procedures that apply to our directors, executive officers, officers, their respective staffs and the employees of WhiteHorse Advisers with respect to their personal investments and investment transactions. Personnel subject to the Joint Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the Joint Code of Ethics’ requirements. You may read and copy the Joint Code of Ethics at the SEC’s Public Reference Room in Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. In addition, you may access the Joint Code of Ethics via the Internet at the website of the SEC at www.sec.gov or our website at www.whitehorsefinance.com. You may also obtain copies of the Joint Code of Ethics, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. We intend to disclose any material amendments to or waivers of required provisions of the Joint Code of Ethics on a current report on Form 8-K.
Compensation of Directors
The Independent Directors will each receive an annual fee of  $57,000 for the fiscal year ending December 31, 2018, which increased from the annual fee of  $52,500 received for the fiscal year ended December 31, 2017. They also receive $3,500 for each full Board meeting attended, $1,500 for each meeting of the Audit Committee or the Nominating and Corporate Governance Committee attended, $750 for each meeting attended that is determined by the Board to constitute a “special purpose” Board meeting and not a full Board meeting, and reasonable out-of-pocket expenses relating to attendance at in-person meetings. In addition, the Chairman of the Audit Committee receives an annual fee of  $10,000 and the chairman of each other committee of the Board receives an annual fee of  $5,000 for their additional services in these capacities. In addition, we have purchased directors’ and officers’ liability insurance on behalf of our directors and officers.
The following table shows information regarding the compensation earned by our directors (excluding any reimbursed out-of-pocket expenses relating to attendance at in-person meetings) for the fiscal year ended December 31, 2017. No compensation is paid by us to any interested director or executive officer of the Company.
Name	Aggregate Compensation from WhiteHorse Finance	Pension or Retirement Benefits Accrued as Part of Our Expenses(1)	Total Compensation from WhiteHorse Finance
Independent Directors
Kevin F. Burke(2)	$42,875	—	$42,125
Rick P. Frier	85,750	—	85,750
Rick D. Puckett	89,250	—	89,250
G. Stacy Smith	85,750	—	85,750
Interested Directors
Stuart Aronson(2)	—	—	—
John Bolduc	—	—	—
Jay Carvell	—	—	—

(1)
We do not have a profit-sharing or retirement plan, and directors do not receive any pension or retirement benefits.

(2)
Each of Messrs. Burke and Aronson was elected to the Board on May 1, 2017.

Certain Relationships and Related Party Transactions
Policies and Procedures for Managing Conflicts
Our executive officers and directors and the members of WhiteHorse Advisers and members of our investment committee serve or may serve as officers, directors or principals of entities that operate in the same, or related, lines of business as we do or of investment funds, accounts or other investment vehicles managed by our affiliates. WhiteHorse Advisers and its affiliates have both subjective and objective procedures and policies in place that are designed to manage the potential conflicts of interest between WhiteHorse Advisers’ fiduciary obligations to us and its similar fiduciary obligations to other clients. For example, such policies and procedures are designed to ensure that investment opportunities are allocated in a fair and equitable manner among us and WhiteHorse Advisers’ other clients. An investment opportunity that is suitable for multiple clients of WhiteHorse Advisers and its affiliates may not be capable of being shared among some or all of such clients and affiliates due to the limited scale of the opportunity or other factors, including regulatory restrictions imposed by the 1940 Act. There can be no assurance that WhiteHorse Advisers’ or its affiliates’ efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor.
WhiteHorse Advisers may manage investment vehicles with similar or overlapping investment strategies with us and has put in place a conflict-resolution policy that addresses the co-investment restrictions set forth under the 1940 Act and seeks to ensure the equitable allocation of investment opportunities when we are able to invest alongside other accounts managed by WhiteHorse Advisers and its affiliates. When we invest alongside such other accounts as permitted, such investments are made consistent with the allocation policy of H.I.G. Capital and WhiteHorse Advisers. Under this allocation policy, a fixed calculation, based on the type of investment, will be applied to determine the amount of each opportunity to be allocated to us. This allocation policy will be periodically approved by WhiteHorse Advisers and reviewed by our Independent Directors. We expect that these determinations will be made similarly for other accounts sponsored or managed by WhiteHorse Advisers and its affiliates. Where we are able to co-invest consistent with the requirements of the 1940 Act, if sufficient securities or loan amounts are available to satisfy our and each such account’s proposed demand, we expect that the opportunity will be allocated in accordance with WhiteHorse Advisers’ pre-transaction determination. If there is an insufficient amount of an investment opportunity to satisfy us and other accounts sponsored or managed by WhiteHorse Advisers or its affiliates, the allocation policy further provides that allocations among us and such other accounts will generally be made pro rata based on the amount that each such party would have invested if sufficient securities or loan amounts were available. However, we cannot assure you that investment opportunities will be allocated to us fairly or equitably in the short-term or over time. We expect that these determinations will be made similarly for other accounts sponsored or managed by H.I.G. Capital and its affiliates. In situations where co-investment with other accounts managed by WhiteHorse Advisers or its affiliates is not permitted or appropriate, H.I.G. Capital and WhiteHorse Advisers will need to decide which client will proceed with the investment. WhiteHorse Advisers’ allocation policy provides, in such circumstances, for investments to be allocated on a rotational basis to assure that all clients have fair and equitable access to such investment opportunities.
Co-Investment Opportunities
We have in the past and expect in the future to co-invest on a concurrent basis with other affiliates, unless doing so is impermissible under existing regulatory guidance, applicable regulations, the terms of our exemptive relief order or our allocation procedures. On July 8, 2014, we received exemptive relief from the SEC, which permits us to participate in negotiated investments with our affiliates that would otherwise be prohibited by the 1940 Act, subject to certain conditions. The exemptive relief order to co-invest with affiliated funds provides Stockholders with access to a broader range of investment opportunities. Pursuant to the terms of the exemptive relief order, certain types of negotiated co-investments may be made only if our Board determines that it would be advantageous for us to co-invest with other accounts managed by WhiteHorse Advisers or its affiliates in a manner consistent with our investment objectives, positions, policies, strategies and restrictions, as well as regulatory requirements and other pertinent factors. We cannot assure you, however, that we will develop opportunities that comply with such limitations.

Material Non-Public Information
Our senior management, members of our investment committee and other investment professionals from WhiteHorse Advisers may serve as directors of, or in a similar capacity with, companies in which we invest or in which we are considering making an investment. Through these and other relationships with a company, these individuals may obtain material non-public information that might restrict our ability to buy or sell the securities of such company under the policies of the company or applicable law.
Investment Advisory Agreement
We have entered into an investment advisory agreement (the “Investment Advisory Agreement”) with WhiteHorse Advisers pursuant to which we pay WhiteHorse Advisers a fee for investment management services consisting of a base management fee and an incentive fee. The Investment Advisory Agreement became effective upon the pricing of our initial public offering on December 4, 2012. WhiteHorse Advisers also provides us with access to the resources necessary for us to perform our obligations as portfolio manager of our wholly owned subsidiary, WhiteHorse Finance Credit I, LLC (“WhiteHorse Credit”), under the $200 million secured revolving credit facility (the “Credit Facility”) between WhiteHorse Credit, as borrower, and JPMorgan Chase Bank, N.A., as lender. Our incentive fee structure may create incentives for our investment adviser that are not fully aligned with the interests of our Stockholders and may induce WhiteHorse Advisers to invest in certain types of securities. Additionally, we rely on investment professionals from H.I.G. Capital or WhiteHorse Advisers to assist our Board with the valuation of our portfolio investments. At a meeting held on August 3, 2017, the Board, including a majority of the Independent Directors, determined that the investment advisory fee rates are reasonable in relation to the services to be provided and re-approved the Investment Advisory Agreement. The Investment Advisory Agreement may be terminated by either party without penalty upon not less than sixty (60) days’ written notice to the other party. Any termination by us must be authorized either by the Board or by vote of our Stockholders.
The management fee and incentive fee paid to WhiteHorse Advisers are based on the value of our investments and there may be a conflict of interest when personnel of WhiteHorse Advisers are involved in the valuation process for our portfolio investments. For the fiscal year ended December 31, 2017, WhiteHorse Advisers earned a base management fee, net of fees waived, of  $9.5 million and a performance-based incentive fee of  $6.6 million.
Staffing Agreement
WhiteHorse Advisers entered into a staffing agreement (the “Staffing Agreement”) with an affiliate of H.I.G. Capital, under which the affiliate has agreed to make experienced investment professionals available to WhiteHorse Advisers and to provide access to its senior investment personnel to enable WhiteHorse Advisers to perform all of its obligations under the Investment Advisory Agreement. The Staffing Agreement provides WhiteHorse Advisers with access to deal flow generated by H.I.G. Capital in the ordinary course of business and commits certain members of H.I.G. Capital’s investment committee to serve as members of WhiteHorse Advisers’ investment committee. In addition, under the Staffing Agreement, H.I.G. Capital is obligated to allocate investment opportunities among its managed affiliates fairly and equitably over time in accordance with its allocation policy. The Staffing Agreement provides WhiteHorse Advisers with the deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of H.I.G. Capital’s senior investment professionals.
Administration Agreement
We have entered into an administration agreement (the “Administration Agreement”), pursuant to which WhiteHorse Administration and its affiliates furnish us with office facilities, equipment and clerical, bookkeeping and record keeping services to enable us to operate. WhiteHorse Administration also provides us with access to the resources necessary for us to perform our obligations as portfolio manager of WhiteHorse Credit, under the Credit Facility and for certain portfolio companies. Under the Administration Agreement, WhiteHorse Administration performs, or oversees the performance of, our required administrative services, which include being responsible for the financial records which we are required to maintain and preparing reports to our Stockholders and reports filed with the SEC. In addition, WhiteHorse Administration assists us in determining and publishing our net asset value, oversees the preparation and filing of our tax returns and the printing and dissemination of reports to our Stockholders and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. Payments in respect of the obligations of WhiteHorse Administration and its affiliates under the Administration Agreement equal an amount based upon our allocable portion of WhiteHorse Administration’s overhead in performing its obligations under the Administration Agreement, including rent and our allocable portion of the cost of our chief compliance officer and chief financial officer along with their respective staffs. Under the Administration Agreement, WhiteHorse Administration also provides managerial assistance on our behalf to portfolio companies that request such assistance. The renewal of the Administration Agreement was approved by our Board in November 2017. The Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party. To the extent that our administrator outsources any of its functions, we will pay the fees associated with such functions on a direct basis, without any profit to WhiteHorse Administration. For the fiscal year ended December 31, 2017, WhiteHorse Administration received $0.7 million for the services described above.
License Agreement
We have entered into a license agreement (the “License Agreement”) with an affiliate of H.I.G. Capital pursuant to which we have been granted a non-exclusive, royalty-free license to use the “WhiteHorse” name. Under this agreement, we have a right to use the WhiteHorse name for so long as WhiteHorse Advisers or one of its affiliates remains our investment adviser. The License Agreement is terminable by either party at any time in its sole discretion upon sixty (60) days’ prior written notice to the other party and is also terminable by the affiliate of H.I.G. Capital in the case of certain events of non-compliance. Other than with respect to this limited license, we have no legal right to the “WhiteHorse” name.
Related Party Transactions Policy
The Audit Committee, in consultation with the Company’s Chief Executive Officer, Chief Compliance Officer and legal counsel, has established a written policy to govern the review of potential related party transactions. The Audit Committee conducts quarterly reviews of any potential related party transactions and, during these reviews, it also considers any conflicts of interest brought to its attention pursuant to the Code of Conduct or Joint Code of Ethics.

PROPOSAL 2: RATIFY CROWE HORWATH LLP AS INDEPENDENT AUDITORS FOR 2018
FISCAL YEAR END
Crowe, an independent registered public accounting firm, audited our consolidated financial statements for the fiscal years ended December 31, 2017 and 2016 and has been selected as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2018. A majority of the Board, including all of the Independent Directors, selected Crowe, based on the recommendation of the Audit Committee. We do not know of any direct or indirect financial interest of Crowe in WhiteHorse Finance. A representative of Crowe is expected to attend the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to questions from Stockholders.
Principal Accountant Fees and Services
The following table sets forth Crowe’s fees pertaining to the fiscal years ending December 31, 2017 and 2016 (dollars in thousands):
	Fiscal Years Ended December 31,
	2017	2016
Audit Fees	$358	$277
Audit-Related Fees	30	7
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$388	$284

“Audit Fees” are those fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided in connection with statutory and regulatory filings.
“Audit-Related Fees” are those fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attestation services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.
“Tax Fees” are those fees billed for professional services for tax compliance. Crowe provided no professional services for tax compliance during the fiscal years ended December 31, 2017 and 2016.
“All Other Fees” are those fees billed for services, other than the services reported above, related to our registration statements and related prospectuses.
The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by Crowe. The policy requires that the Audit Committee pre-approve the audit and permissible non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management. All services described in the table above were pre-approved by the Audit Committee.
THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF CROWE HORWATH LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

Audit Committee Report(1)
The following is the report of the Audit Committee of WhiteHorse Finance, Inc. (the “Company”) with respect to the Company’s consolidated audited financial statements for the fiscal year ended December 31, 2017 (the “Audited Financial Statements”).
The Audit Committee has reviewed and discussed the Audited Financial Statements, along with management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s evaluation of the Company’s internal control over financial reporting, with management and Crowe Horwath LLP (“Crowe”), the Company’s independent registered public accounting firm, with and without management present. The Audit Committee included in its review results of Crowe’s examinations, the Company’s internal controls and the quality of the Company’s financial reporting. The Audit Committee also reviewed the Company’s procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s chief executive officer and chief financial officer that are required in periodic reports filed by the Company with the Securities and Exchange Commission (the “SEC”). The Audit Committee is satisfied that the Company’s internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.
The Audit Committee also has discussed with Crowe matters relating to Crowe’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by Statement of Auditing Standards No. 1301 (Communications with Audit Committees). In addition, the Audit Committee has discussed with Crowe their independence from management and the Company, as well as the matters in the written disclosures received from Crowe and required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committee Concerning Independence). The Audit Committee received a letter from Crowe confirming their independence and discussed it with them. The Audit Committee discussed and reviewed with Crowe the Company’s critical accounting policies and practices, internal controls, other material written communications to management and the scope of Crowe’s audit and all fees paid to Crowe during the fiscal year. The Audit Committee adopted guidelines requiring review and pre-approval by the Audit Committee of audit and audit-related services performed by Crowe for the Company. The Audit Committee has reviewed and considered the compatibility of Crowe’s performance of audit-related services with the maintenance of Crowe’s independence as the Company’s independent registered public accounting firm.
Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors (the “Board”) of the Company (and the Board approved) that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC. In addition, the Board, based on the recommendation of the Audit Committee has engaged Crowe to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and has directed that the selection of Crowe should be submitted to the Company’s stockholders for ratification.
June 18, 2018
The Audit Committee
Rick D. Puckett, Chairman
Kevin F. Burke
Rick P. Frier
G. Stacy Smith

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 3: APPROVAL OF THE COMPANY IMMEDIATELY BECOMING SUBJECT TO A MINIMUM ASSET COVERAGE RATIO UNDER THE SBCAA OF AT LEAST 150%, PERMITTING THE COMPANY TO DOUBLE ITS AMOUNT OF DEBT INCURRENCE EARLIER THAN THE CURRENT EFFECTIVE DATE OF MAY 3, 2019
Background and 1940 Act Requirements
The Company is a externally managed, non-diversified, closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the 1940 Act. The 1940 Act contains asset coverage requirements which limit the ability of BDCs to incur leverage, and BDCs are generally only allowed to borrow amounts by issuing debt securities or preferred stock (collectively referred to as “senior securities”) if the BDC’s asset coverage, as defined in the 1940 Act, equals at least 200% after such borrowing. For purposes of the 1940 Act, “asset coverage” means the ratio of  (1) the total assets of a BDC, less all liabilities and indebtedness not represented by senior securities, to (2) the aggregate amount of senior securities representing indebtedness (plus, in the case of senior securities represented by preferred stock, the aggregate involuntary liquidation preference of such preferred stock).
On March 23, 2018, the SBCAA was enacted into law. The SBCAA, among other things, amended Section 61(a) of the 1940 Act to add a new Section 61(a)(2) that reduces the asset coverage requirement applicable to BDCs from 200% to 150% so long as the BDC meets certain disclosure requirements and obtains certain approvals. The reduced asset coverage requirement would permit a BDC to have a debt-to-equity ratio of a maximum of 2x (i.e., $2 of debt outstanding for each $1 of equity) as compared to a maximum of 1x (i.e., $1 of debt outstanding for each $1 of equity) under the 200% asset coverage requirement. Effectiveness of the reduced asset coverage requirement to a BDC requires approval by either (1) a “required majority,” as defined in Section 57(o) of the 1940 Act, of such BDC’s board of directors with effectiveness one year after the date of such approval or (2) a majority of votes cast at a special or annual meeting of such BDC’s stockholders at which a quorum is present, which can be effective as soon as the day after such stockholder approval.
At a meeting of the Board held on May 3, 2018, the Board, including a “required majority” (as defined in Section 57(o) of the 1940 Act) thereof, approved the application of the reduced asset coverage requirement in Section 61(a)(2) of the 1940 Act as being in the best interests of the Company and its Stockholders. As a result of required Board approval under the 1940 Act, and subject to certain additional disclosure requirements as described below and provided such approval is not later rescinded, the reduced asset coverage requirement will apply to the Company effective as of May 3, 2019, unless earlier approved by a vote of a majority of the Stockholders at the Annual Meeting as described below.
In addition, the Board has determined that it is advisable and in the best interests of the Company and its Stockholders that the reduced asset coverage requirement for senior securities in Section 61(a)(2) of the 1940 Act apply to the Company as soon as practicable. Therefore, the Board has decided to seek the approval of the Stockholders at the Annual Meeting which, if successful, would accelerate the effectiveness of the reduced asset coverage requirement. If this Proposal 3 is approved by the Stockholders at the Annual Meeting, the asset coverage required for the Company’s senior securities will be 150% rather than 200% commencing on the first day after such approval, or August 2, 2018, unless the Annual Meeting is adjourned or otherwise postponed.
The Board values the opinions of the Company’s Stockholders and will reconvene to reconsider its approval of the modified asset coverage requirements if Proposal 3 is not approved by the Stockholders. There can be no assurance, however, that the Board would rescind its approval if Proposal 3 is not approved by the Stockholders. If Proposal 3 is not approved by the Stockholders and the Board does not rescind its approval, the Company will be subject to the 150% asset coverage ratio beginning May 3, 2019.

Recommendation and Rationale
The Board has approved and unanimously recommended that the Stockholders vote in favor of the application of the reduced asset coverage requirements in Section 61(a)(2) of the 1940 Act to the Company. The Board concluded that Proposal 3 is in the best interests of the Company and the Stockholders. In doing so, the Board considered and evaluated various factors, including the following (each, as discussed more fully below):
•
the additional flexibility to manage the Company’s capital to take advantage of attractive investment opportunities and flexibility to delay potential equity capital raises until times when the trading price of the Common Stock exceeds net asset value per share;

•
the Company’s investment strategy and focus on first lien senior secured loans;

•
the ability to broaden the Company’s portfolio;

•
the potential impact (both positive and negative) on net investment income, return to stockholders and net asset value;

•
the additional flexibility to make required regulated investment company distributions without violating the 1940 Act; and

•
the impact on advisory fees payable by the Company to WhiteHorse Advisers and the related conflicts of interest.

The Company does not plan to change its investment strategy as a result of its ability to incur additional leverage as a result of the reduced asset coverage requirement. In fact, the Company believes that having the ability to incur additional leverage will enable it to avoid foregoing attractive investment opportunities consistent with its investment strategy.
Flexibility to manage capital to take advantage of attractive investment opportunities and flexibility to delay potential equity capital raises until a time when the trading price of the Common Stock exceeds net asset value per share
The Company cannot predict when attractive investment opportunities will present themselves, and attractive opportunities may arise at a time when market conditions are not favorable to raising additional equity capital or the Company is unable to raise additional equity due to the 1940 Act limitations on the issuances of common stock at prices below net asset value per share absent stockholder approval (which the Company does not currently have). If the Company is not able to access additional capital (either at all or on favorable terms) when attractive investment opportunities arise, including because the trading price of the Common Stock is less than the then-current net asset value per share, the Company’s ability to grow over time and to continue to pay distributions to Stockholders could be adversely affected. Based on the Company’s balance sheet as of March 31, 2018, reducing the asset coverage requirements applicable to the Company from 200% to 150% would allow the Company to borrow nearly $586 million in capital (representing an increase of approximately $239 million). This amount would provide additional flexibility to pursue attractive investment opportunities. The Board believes that the greater deal flow that may be achieved with this additional capital would enable the Company to participate more meaningfully in the private debt markets by allowing the Company to make additional investments in both new and existing portfolio companies with no loss of diversification of the overall portfolio. With more capital, the Company expects that it would, over time, increase its diversification of the overall portfolio, be a more meaningful capital provider to the middle market and be able to better compete for high-quality investment opportunities with other companies having greater resources than the Company currently has.
In addition, the Board believes that the capital made available by incurring additional leverage would allow the Company to better manage its capital and to only undertake equity capital raises when market conditions are optimal for doing so and when the trading price of the Common Stock exceeds the then-current net asset value per share.
Investment strategy and focus on first lien senior secured loans
The Board noted that the Company has primarily invested in senior secured loans and expects that the Company’s portfolio will include a majority of first lien senior secured financings. As of March 31, 2018 and December 31, 2017, 51.9% and 47.4%, respectively, of the Company’s total assets at fair value were invested in first lien senior secured loans. A portfolio comprised of such assets is well suited to take advantage of additional leverage. As noted below, additional leverage would magnify increases in the Company’s income, if any, which could cause the Company’s net income to exceed the quarterly hurdle rate for the incentive fee the Company pays to WhiteHorse Advisers with comparatively lower absolute unlevered returns on the Company’s investments. The Board further noted that the increase in total assets available for investment as a result of incurring additional leverage would increase the assets available for investment in assets considered “non-qualifying assets” for purposes of Section 55 of the 1940 Act, which will also give the Company greater flexibility when evaluating investment opportunities.
Ability to broaden the Company’s portfolio
The Board noted that, as of March 31, 2018, the Company was invested in the securities of 34 portfolio companies across 22 industries with an average investment size of  $9.7 million. The ability to access additional capital through a reduced asset coverage requirement applicable to the Company will allow the Company to make additional loans to new portfolio companies, and, as a result, increase diversification of its current portfolio (whether by number of portfolio companies or industries to which the Company has investment exposure); additionally, the Company could make additional loans to existing portfolio companies with no corresponding loss of diversification of its current portfolio.
Potential impact on net investment income, return to stockholders and net asset value
The Board also considered the potential impact of additional leverage on the Company’s net investment income, noting that any increases would be magnified if the Company employed additional leverage. Thus, the Board noted that additional leverage may allow the Company to maintain its historical distribution rate while investing in assets with lower absolute, but better, or more favorable, risk-adjusted, returns than the Company’s current portfolio. Similarly, the Board considered that, if the value of the Company’s assets increases, additional leverage could cause net asset value to increase more rapidly than it otherwise would have if the Company did not employ such additional leverage.
However, the Board noted that the converse was also true and, if the Company’s net investment income or the value of the Company’s assets decreased, additional leverage would cause the Company’s income and/or net asset value to decline more sharply than it otherwise would have if the Company did not employ such additional leverage, increasing the risk of investing in the Common Stock. In addition, the Company would have to service any additional debt that it incurs, including interest expense on debt and dividends on preferred stock, that the Company may issue, as well as the fees and costs related to amendments to the Credit Facility or the entry into new credit facilities. These expenses (which may be higher than the expenses on the Company’s current borrowings due to the rising interest rate environment) would decrease net investment income and, as a result, net asset value, and the Company’s ability to pay such expenses will depend largely on the Company’s financial performance and will be subject to prevailing economic conditions and competitive pressures.

Effect of Leverage on Return to Stockholders
The following tables illustrate the effect of leverage on returns from an investment in the Common Stock assuming that the Company employs leverage such that its asset coverage equals its actual asset coverage ratio as of March 31, 2018 and hypothetical asset coverage ratios of both 200% and 150%, at various annual returns on the Company’s portfolio as of March 31, 2018, net of expenses. The purpose of these tables are to assist investors in understanding the effects of leverage. The calculations in the tables below are hypothetical, and actual returns may be higher or lower than those appearing in the tables below.
Selected Consolidated Financial Statement Data (Unaudited)		Hypothetical Amounts as of March 31, 2018 Assuming That the Company Had Incurred the Maximum Amount of Borrowings That Could Be Incurred by the Company
(dollar amounts in millions)	Actual Amounts As of March 31, 2018(1)	Under the Currently Applicable 200% Minimum Asset Coverage Ratio(2)	Under the Proposed 150% Minimum Asset Coverage Ratio(3)
Total Assets	$492.6	$601.2	$894.0
Total Debt Outstanding	$185.0	$293.5	$586.3
Net Assets	$293.5	$293.5	$293.5
Asset Coverage Ratio	259%	200%	150%

(1)
As of March 31, 2018, the Company’s total outstanding indebtedness represented 37.6% of the Company’s total assets.

(2)
Based on the Company’s total outstanding indebtedness of  $185.0 million as of March 31, 2018 and applying the currently applicable 200% minimum asset coverage ratio, the Company could have incurred up to an additional $108.5 million of borrowings, bringing the Company’s total indebtedness and total assets to $293.5 million and $601.2 million, respectively.

(3)
Assuming the Company had incurred the maximum amount of borrowings that could be incurred by the Company under the currently applicable 200% minimum asset coverage ratio of  $293.5 million and applying the proposed 150% minimum asset coverage ratio, the Company could have incurred up to an additional $292.8 million of borrowings, bringing the Company’s total indebtedness and total assets to $586.3 million and $894.0 million, respectively.

Assumed Return on the Company’s Portfolio (Net of Expenses)	(10.00)%	(5.00)%	0.00%	5.00%	10.00%
Corresponding return to common stockholder assuming actual asset coverage as of March 31, 2018 (259%)(1)	(19.2)%	(11.2)%	(3.3)%	4.7%	12.7%
Corresponding return to common stockholder assuming 200% asset coverage(2)	(24.6)%	(14.8)%	(5.0)%	4.9%	14.7%
Corresponding return to common stockholder assuming 150% asset coverage(3)	(39.3)%	(24.5)%	(9.7)%	5.1%	19.9%

(1)
Assumes $492.6 million in total assets, $185.0 million in debt outstanding and $293.5 million in net assets as of March 31, 2018, and an average cost of funds of 5.1%, which is the Company’s weighted average borrowing cost as of March 31, 2018.

(2)
Assumes $601.2 million in total assets, $293.5 million in debt outstanding and $293.5 million in net assets as of March 31, 2018, and an average cost of funds of 5.0%, which would be the Company’s weighted average borrowing cost assuming 200% asset coverage as of March 31, 2018.

(3)
Assumes $894.0 million in total assets, $586.3 million in debt outstanding and $293.5 million in net assets as of March 31, 2018, and an average cost of funds of 4.9%, which would be the Company’s weighted average borrowing cost assuming 150% asset coverage as of March 31, 2018.

Fees and Expenses
For the purposes of this section “Proposal 3: Approval of the Company Immediately Becoming Subject to a Minimum Asset Coverage Ratio under the SBCAA of At Least 150%, Permitting the Company to Double Its Amount of Debt Incurrence Earlier than the Current Effective Date Of May 3, 2019—Fees and Expenses,” except where context suggests otherwise, whenever this Proxy Statement contains a reference to fees or expenses paid by “us,” or that “we” will pay fees or expenses, Stockholders will indirectly bear such fees or expenses as investors in the Company.
		Annualized Expenses Based on Hypothetical Expenses for the Quarter Ended March 31, 2018 Assuming That the Company Has Incurred the Maximum Amount of Borrowing That Could Be Incurred By the Company
Estimated Annual Expenses (As A Percentage of Net Assets Attributable to Common Stock)	Annualized Expenses Based on Actual Expenses for the Quarter Ended March 31, 2018	Under the Currently Applicable 200% Minimum Asset Coverage Ratio	Under the Proposed 150% Minimum Asset Coverage Ratio
Annual expenses (as a percentage of net assets attributable to common stock):
Base management fees(1)	3.33%	4.10%	6.09%
Incentive fees payable under Investment Advisory Agreement (20% of Pre-Incentive Fee Net Investment Income and 20% of realized capital gains)(2)(3)	2.92%	3.30%	4.48%
Interest payments on borrowed funds(4)	3.50%	5.22%	9.05%
Acquired fund fees and expenses(5)	0.75%	0.75%	0.75%
Other expenses(6)	1.19%	1.19%	1.19%
Total annual expenses	11.69%	14.56%	21.56%
(1)
Our base management fee under the Investment Advisory Agreement is based on our gross assets, including assets purchased with borrowed funds and is payable quarterly in arrears. The management fee referenced in the table above is annualized and based on actual and hypothetical amounts, as applicable, incurred during the three months ended March 31, 2018, before taking into account the impact of any base management fee waivers, which would reduce annual expenses payable to our Investment Adviser. The SEC requires that the “Management fees” percentage be calculated as a percentage of net assets attributable to common stockholders, rather than total assets, including assets that have been funded with borrowed monies because common stockholders bear all of this cost. The estimate of our annualized base management fees based on actual expenses for the quarter ended March 31, 2018 assumes net assets of  $293.5 million and leverage of  $185.0 million, which reflects our net assets and leverage as of March 31, 2018, net assets of  $293.5 million and leverage of $293.5 million under the 200% asset coverage ratio requirement and net assets of  $293.5 million and leverage of  $586.3 million under the 150% asset coverage ratio requirement.

(2)
The incentive fees referenced in the table above is based on actual and hypothetical amounts, as applicable, incurred during the three months ended March 31, 2018 and is annualized. The incentive fee consists of two components that are independent of each other (except as provided in the Incentive Fee Cap and Deferral Mechanism described in the Company’s Registration Statement on Form N-2), with the result that one component may be payable even if the other is not.

We have structured the calculation of these incentive fees, which we refer to as the “Income and Capital Gain Incentive Fee Calculations,” to include a fee limitation such that no incentive fee will be paid to our Investment Adviser for any fiscal quarter if, after such payment, the cumulative incentive fees paid to our Investment Adviser for the period that includes such fiscal quarter and the 11 full preceding fiscal quarters, which we refer to as the “Incentive Fee Look-back Period,” would exceed 20.0% of our

Cumulative Pre-Incentive Fee Net Return during the applicable Incentive Fee Look-back Period. The deferral component of the Incentive Fee Cap and Deferral Mechanism may cause incentive fees that accrued during one fiscal quarter to be paid to our Investment Adviser at any time during the 11 full fiscal quarters following such initial full fiscal quarter.
We accomplish this limitation by subjecting each incentive fee payable to a cap, which we refer to as the “Incentive Fee Cap.” The Incentive Fee Cap in any quarter is equal to (a) 20.0% of Cumulative Pre-Incentive Fee Net Return during the Incentive Fee Look-back Period less (b) cumulative incentive fees of any kind paid to our Investment Adviser by us during the Incentive Fee Look-back Period. To the extent the Incentive Fee Cap is zero or a negative value in any quarter, we will pay no incentive fee to our Investment Adviser in that quarter. We will only pay incentive fees to the extent allowed by the Incentive Fee Cap and Deferral Mechanism. To the extent that the payment of incentive fees is limited by the Incentive Fee Cap and Deferral Mechanism, the payment of such fees may be deferred and paid up to three years after their date of deferment subject to applicable limitations included in the Investment Advisory Agreement.
The first component of the incentive fee, which is income-based and payable quarterly in arrears, equals 20% of the amount, if any, that our “Pre-Incentive Fee Net Investment Income” exceeds a 1.75% quarterly (7.00% annualized) hurdle rate, or the Hurdle Rate, subject to a “catch-up” provision measured at the end of each calendar quarter and the Incentive Fee Cap and Deferral Mechanism. The operation of the first component of the incentive fee for each quarter is as follows:
•
no incentive fee is payable to our Investment Adviser in any calendar quarter in which our Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate of 1.75% (7.00% annualized);

•
100% of our Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than 2.1875% in any calendar quarter (8.75% annualized) is payable to our Investment Adviser. We refer to this portion of our Pre-Incentive Fee Net Investment Income (which exceeds the Hurdle Rate but is less than 2.50%) as the “catch-up.” The effect of the “catch-up” provision is that, if such Pre-Incentive Fee Net Investment Income exceeds 2.1875% in any calendar quarter, our Investment Adviser will receive 20% of such Pre-Incentive Fee Net Investment Income as if the Hurdle Rate did not apply; and

•
20% of the amount of such Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized) is payable to our Investment Adviser (once the Hurdle Rate is reached and the catch-up is achieved).

The portion of such incentive fee that is attributable to deferred interest (such as payment-in-kind, or PIK, interest or original issue discount) will be paid to the Investment Adviser, together with any other interest accrued on the loan from the date of deferral to the date of payment, only if and to the extent we actually receive such interest in cash, and any accrual thereof will be reversed if and to the extent such interest is reversed in connection with any write-off or similar treatment of the investment giving rise to any deferred interest accrual. Any reversal of such amounts would reduce net income for the quarter by the net amount of the reversal (after taking into account the reversal of incentive fees payable) and would result in a reduction and possibly elimination of the incentive fees for such quarter. For the avoidance of doubt, no incentive will be paid to the Investment Adviser on amounts accrued and not paid in respect of deferred interest.
There is no accumulation of amounts on the Hurdle Rate from quarter to quarter and, accordingly, there is no clawback of amounts previously paid if subsequent quarters are below the quarterly Hurdle Rate and there is no delay of payment if prior quarters are below the quarterly Hurdle Rate. Since the Hurdle Rate is fixed, as interest rates rise, it will be easier for our Investment Adviser to surpass the Hurdle Rate and receive an incentive fee based on Pre-Incentive Fee Net Investment Income.
The second component, which is capital gains-based, is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement, as of the termination date) and equals 20% of our cumulative aggregate realized capital gains through the end of such year, computed net of our aggregate cumulative realized capital losses and aggregate cumulative unrealized capital depreciation through the end of such year, less the aggregate amount of any previously paid capital gains incentive fees and subject to the Incentive Fee Cap and Deferral Mechanism. The capital-gains component of the incentive fee excludes any portion of realized gains (losses) that are associated with the reversal of any portion of unrealized appreciation/depreciation attributable to periods prior to January 1, 2013. The capital gains component of the incentive fee is not subject to any minimum return to stockholders.
As described above, we will not pay any incentive fee at any time when, after such payment, the cumulative incentive fees paid to date would exceed 20% of the Cumulative Pre-Incentive Fee Net Return during the Incentive Fee Look-back Period.
(3)
The estimate of our annualized hypothetical incentive fees under the 200% asset coverage ratio requirement in the table above has assumed (i) $601.2 million in hypothetical total gross assets (including cash and cash equivalents, receivables and prepaid assets, which, for illustrative purposes, are assumed to be equal to actual amounts as of March 31, 2018), (ii) $293.5 million in hypothetical total debt outstanding, (iii) interest income calculated by applying the ratio of  “total interest income” for the three months ended March 31, 2018 to the “total investments, at fair value” as of March 31, 2018 to the hypothetical total gross assets (excluding cash and cash equivalents, receivables and prepaid assets, which are assumed to produce no interest income) and (iv) interest expense on the incremental hypothetical leverage of 4.8%, which was the interest rate on the Company’s Credit Facility as of March 31, 2018. The estimate of our annualized hypothetical incentive fees under the 150% asset coverage ratio requirement in the table above has assumed (i) $894.0 million in hypothetical total gross assets (including cash and cash equivalents, receivables and prepaid assets, which, for illustrative purposes, are assumed to be equal to actual amounts as of March 31, 2018), (ii) $586.3 million in hypothetical total debt outstanding, (iii) interest income calculated by applying the ratio of  “total interest income” for the three months ended March 31, 2018 to the “total investments, at fair value” as of March 31, 2018 to the hypothetical total gross assets (excluding cash and cash equivalents, receivables and prepaid assets, which are assumed to produce no interest income) and (iv) interest expense on the incremental hypothetical leverage of 4.8%, which was the interest rate on the Company’s Credit Facility as of March 31, 2018. See “Impact on advisory fees paid by the Company” below.

(4)
Stockholders bear directly or indirectly the costs of borrowings under the Credit Facility and other debt instruments. The borrowing costs included in the table above are based on our outstanding indebtedness as of March 31, 2018, which consisted of  $155.0 million of indebtedness outstanding under the Credit Facility and $30.0 million of indebtedness outstanding in senior notes due 2020. At March 31, 2018, the weighted average interest rate for total outstanding debt was 5.1%. In addition, we have assumed additional securities of  $108.5 million and $401.3 million, respectively, as the maximum additional leverage allowed under the 200% asset coverage requirement and the 150% asset coverage requirement, respectively.

(5)
Stockholders indirectly bear the expenses of underlying funds or other investment vehicles that would be investment companies under Section 3(a) of the 1940 Act but for the exceptions to that definition provided for in Sections 3(c)(1) and 3(c)(7) of the 1940 Act, or Acquired Funds, in which we invest. Specifically, our stockholders indirectly bear the expenses of our investment in NMFC Senior Loan Program I LLC, or NMFC. Included in the expenses indirectly borne by our investment in NMFC is a management fee, charged each quarter equal to 0.45% per annum of the average outstanding loan balances held in the portfolio of NMFC multiplied by our pro-rata ownership percentage in NMFC. Future fees and expenses for Acquired Funds, including NMFC, may be substantially higher or lower because certain fees and expenses are based on the performance of such Acquired Funds, which may fluctuate over time.

(6)
Includes our overhead expenses, including payments under the Administration Agreement, based on our allocable portion of overhead and other expenses incurred by WhiteHorse Administration in performing its obligations under the Administration Agreement. See “Certain Relationships and Related Party Transactions — Administration Agreement.” “Other expenses” are based on actual amounts incurred during the three months ended March 31, 2018 and have been annualized for estimated recurring expenses.

Example
The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed that our annual operating expenses remain at the levels set forth in the table above. This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.
Stockholders would pay the following expenses on a $1,000 common stock investment:	1 year	3 years	5 years	10 years
Under the Company’s Actual Asset Coverage Ratio of 259% as of March 31, 2018: assuming a 5% annual return (none of which is subject to the incentive fee)	$86.0	$248.4	$398.8	$728.0
Under the Currently Applicable 200% Asset Coverage Ratio: assuming a 5% annual return (none of which is subject to the incentive fee)	$109.1	$307.2	$481.2	$829.6
Under the Proposed 150% Minimum Asset Coverage Ratio: assuming a 5% annual return (none of which is subject to the incentive fee)	$160.5	$425.6	$630.6	$961.9
The above table is designed to assist Stockholders in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. The incentive fee under the Investment Advisory Agreement, which, assuming a 5% annual return, would either not be payable or would have an insignificant impact on the expense amounts shown above, is not included in the example. This illustration assumes that we will not realize any capital gains (computed net of all realized capital losses and unrealized capital depreciation) in any of the indicated time periods. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses and returns to our investors would be higher.
If the 5% annual return were derived entirely from capital gains, Stockholders would pay expenses on a $1,000 investment as follows:
Stockholders would pay the following expenses on a $1,000 common stock investment:	1 year	3 years	5 years	10 years
Under the Company’s Actual Asset Coverage Ratio of 259% as of March 31, 2018: assuming a 5% annual return resulting entirely from net realized capital gains (which is subject to the incentive fee based on capital gains)	$96.0	$277.3	$445.2	$812.6
Under the Currently Applicable 200% Asset Coverage Ratio: assuming a 5% annual return resulting entirely from net realized capital gains (which is subject to the incentive fee based on capital gains)	$119.1	$335.3	$525.4	$905.6
Under the Proposed 150% Minimum Asset Coverage Ratio: assuming a 5% annual return resulting entirely from net realized capital gains (which is subject to the incentive fee based on capital gains)	$170.5	$452.2	$669.9	$1,021.8
These examples assume reinvestment of all dividends and other distributions at NAV. Under certain circumstances, reinvestment of dividends and distributions under our distribution reinvestment plan may occur at a price per share that differs from NAV. Participants in our distribution reinvestment plan will receive a number of shares of our common stock determined by dividing the total dollar amount of the distribution payable to a participant by the market price per share of our common stock at the close of trading on the valuation date for the distribution.

This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.
Additional flexibility to make required regulated investment company distributions without violating the 1940 Act
Prior to the passage of the SBCAA, the 1940 Act prohibited BDCs from declaring any dividend or other distribution to holders of any class of capital stock, in the case of debt securities, or common stock, in the case of preferred stock, unless the asset coverage with respect to such senior securities was at least 200%. By lowering the asset coverage requirement to 150%, the Company will have additional flexibility, subject to compliance with the covenants under any debt facilities, to continue making the distributions to Stockholders required to maintain its qualification as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. This additional flexibility may be helpful in circumstances where the value of the Company’s assets, and thus the Company’s asset coverage, declines, but the level of the Company’s net investment income remains relatively constant (i.e., the Company continues to have cash available to make any necessary distributions to Stockholders). If the Company were to fail to make required distributions and no longer qualify as a regulated investment company, the Company would be subject to corporate-level U.S. federal income taxes.
Impact on advisory fees paid by the Company
The base management fee payable to WhiteHorse Advisers pursuant to the Investment Advisory Agreement is calculated at an annual rate of 2.0% of the average value of the Company’s consolidated gross assets, including cash and cash equivalents and assets purchased with borrowed funds, at the end of the two most recently completed calendar quarters. The Board considered the fact that incurring additional leverage will increase the base management fee payable to WhiteHorse Advisers irrespective of the return on the incremental assets and also noted that sourcing additional investment opportunities to deploy any additional capital will require additional time and effort on the part of WhiteHorse Advisers and its investment personnel.
In addition, as additional leverage would magnify positive returns, if any, on the Company’s portfolio, as noted above, the Company’s net investment income may exceed the quarterly hurdle rate for the incentive fee on income payable to WhiteHorse Advisers pursuant to the Investment Advisory Agreement at a lower average unlevered return on the Company’s portfolio. Thus, if the Company incurs additional leverage, WhiteHorse Advisers may receive additional incentive fees without any corresponding increase (and potentially with a decrease) in the Company’s performance. The Board also noted that the incentive fee payable by the Company to WhiteHorse Advisers may create an incentive for it to make investments on the Company’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement, which could result in higher investment losses, particularly during cyclical economic downturns.
Other Considerations
The Board noted that holders of any senior securities, including any additional senior securities that Company may be able to issue as a result of the reduced asset coverage requirements, will have fixed-dollar claims on the Company’s assets that are superior to the claims of the Stockholders. In the case of a liquidation event, holders of these senior securities would receive proceeds to the extent of their fixed claims before any distributions are made to the Stockholders, and the issuance of additional senior securities may result in fewer proceeds remaining for distribution the Stockholders if the assets purchased with the capital raise from such issuances decline in value.
The Board also discussed the additional disclosures required upon the modification of the asset coverage requirement. Such additional disclosure includes a requirement to disclose the approval of the 150% asset coverage requirement in a filing with the SEC within five business days of such approval. Following such approval, the Company will be required to include in its quarterly reports on Form 10-Q and annual reports on Form 10-K the principal amount or liquidation preference of its senior securities and its asset coverage ratio as of the date of the most recent financial statements, the fact that the 150% asset coverage had been approved by the Company and the effective date of such approval along with the principal risk factors associated with the Company’s senior securities. The Board noted that such disclosure requirements were not anticipated to be burdensome to the Company.
Based on its consideration of each of the above factors and such other information as the Board deemed relevant, the Board concluded that Proposal 3 is in the best interests of the Company and the Stockholders and recommended that the Stockholders approve this Proposal.
THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPANY IMMEDIATELY BECOMING SUBJECT TO A MINIMUM ASSET COVERAGE RATIO UNDER THE SBCAA OF AT LEAST 150%, PERMITTING THE COMPANY TO DOUBLE ITS AMOUNT OF DEBT INCURRENCE EARLIER THAN THE CURRENT EFFECTIVE DATE OF MAY 3, 2019.
OTHER BUSINESS
The Board knows of no other matter that is likely to come before the Annual Meeting or that may properly come before the Annual Meeting, apart from the consideration of an adjournment or postponement.
If there appears not to be enough votes for a quorum or to approve the Proposals at the Annual Meeting, then either the presiding officer of the Annual Meeting or the Stockholders who are represented in person or by proxy may vote to adjourn the Annual Meeting to permit the further solicitation of proxies. The person(s) named as proxies will vote proxies held by them for such adjournment.

ANNUAL AND QUARTERLY REPORTS
Copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K are available, without charge, on our website at www.whitehorsefinance.com or upon request by writing to us or by calling us collect at (305) 381-6999. Please direct your written request to Richard Siegel, Secretary, c/o WhiteHorse Finance, Inc., 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131. Copies of such reports are also posted and are available without charge on the SEC’s website at www.sec.gov.
DELIVERY OF PROXY MATERIALS
Please note that only one copy of the Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials may be delivered to two or more Stockholders who share an address. We will deliver promptly, upon request, a separate copy of any of these documents to Stockholders at a shared address to which a single copy of such document(s) was delivered. Stockholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by writing to us or by calling us collect at (305) 381-6999. Please direct your written requests to Richard Siegel, Secretary, c/o WhiteHorse Finance, Inc., 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131.
SUBMISSION OF STOCKHOLDER PROPOSALS
The Company expects that the 2019 annual meeting of Stockholders will be held in August 2019, but the exact date, time and location of such meeting have yet to be determined. A Stockholder who intends to present a proposal at the 2019 annual meeting, including nomination of a director, must submit the proposal in writing addressed to Richard Siegel, Secretary, c/o WhiteHorse Finance, Inc., 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131. Notices of intention to present proposals, including nomination of a director, at the 2019 annual meeting must be received by the Company between February 22, 2019 and 5:00 p.m., Eastern Time, on March 25, 2019. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the 2019 annual meeting unless certain securities law requirements are met. The Company reserves the right to reject, rule out of order or to take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
The Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Company’s Chief Compliance Officer. Persons who are uncomfortable submitting complaints to the Chief Compliance Officer, including complaints involving the Chief Compliance Officer, may submit complaints directly to the Audit Committee. Complaints may be submitted on an anonymous basis.
The Chief Compliance Officer may be contacted at:
WhiteHorse Finance, Inc.
Attn: Chief Compliance Officer
1450 Brickell Avenue, 31st Floor
Miami, Florida 33131
The Audit Committee Members may be contacted at:
WhiteHorse Finance, Inc.
Attn: Chairman of Audit Committee
1450 Brickell Avenue, 31st Floor
Miami, Florida 33131

You are cordially invited to attend our Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you are requested to vote in accordance with the voting instructions in the Notice of Internet Availability of Proxy Materials or by requesting hard copy proxy materials from us and returning a proxy card.
By Order of the Board of Directors,

Richard Siegel Secretary
Miami, Florida June 18, 2018

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on August 1, 2018.

WHITEHORSE FINANCE, INC.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: June 6, 2018
Date: August 1, 2018 **Time:** 12:00 PM, ET
Location: Dechert LLP
1095 Avenue of the Americas
28th Floor
New York, NY 10036

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

E49046-P09355

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E49044-P09355 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WHITEHORSE FINANCE, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. John Bolduc	☐	☐	☐
1b. Rick D. Puckett	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date